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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         October 18, 1999
                                                  ------------------------------

                       COLLEGE TELEVISION NETWORK, INC.
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         Delaware                 0-199999                       13-3557317
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(state of other jurisdiction     (Commission                   (IRS Employer
      of incorporation)          File Number)                Identification No.)

          5784 Lake Forrest Drive, Suite 275, Atlanta, Georgia 30328
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                         (Address of principal office)

Registrant's telephone number, including area code        (404) 256-4444
                                                   -----------------------------

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         (Former name or former address, if changed since last report)


Item 5.  Other Events
         ------------

         Sale of Series A Convertible Preferred Stock to U-C Holdings, L.L.C.
         -------------------------------------------------------------------

     On October 8, 1999, the Company issued to U-C Holdings, L.L.C. ("Holdings") 33,333 shares of Series A Convertible Preferred Stock, $.001 par value per share ("Series A Preferred"), for $15.00 per share or an aggregate purchase price of approximately $500,000 pursuant to the Purchase Agreement between Holdings and the Company dated August 31, 1999 (the "Original Purchase Agreement"). On October 18, 1999, Holdings purchased an additional 153,334 shares of Series A Preferred for $15.00 per share or an aggregate purchase price of approximately $2,300,000, pursuant to an Amended and Restated Purchase Agreement ("Amended Purchase Agreement"), between the Company and Holdings, dated October 18, 1999. The purpose of Holdings' purchase of shares was to enable the Company to raise $2,800,000 in gross proceeds required for the Company's working capital needs, capital expenditures and to enable the Company to make a possible future investment in another company strategic to its business. The Amended Purchase Agreement further provides that the Company has the right to require Holdings to purchase, subject to various conditions, up to an additional 613,333 shares of Series A Preferred for an aggregate purchase price of approximately $9,200,000 (the "Subsequent Closings"). This right expires on August 31, 2000. Further,

Holdings has the option to purchase up to an additional 400,000 shares of Series A Preferred if it contributes to the Company up to $6,000,000 pursuant to its guarantee and the guarantee of certain of its affiliates (the "CIBC Guaranties") of a loan to Armed Forces Communications, Inc. ("Armed Forces"), a New York corporation and wholly-owned subsidiary of the Company, from Canadian Imperial Bank of Commerce ("CIBC") and its affiliates. The Company plans to exercise its right under the Amended Purchase Agreement to require Holdings to purchase 213,334 shares of Series A Preferred for approximately $3,200,000 on or about November 15, 1999.

     The obligation of Holdings to purchase Series A Preferred at the Subsequent Closings is conditioned upon the Company providing certain information to Holdings and Holdings satisfaction, in its sole discretion, with the Company's ability to meet certain other conditions. In the event the Company cannot meet the Subsequent Closing conditions and Holdings elects not to provide additional funding to the Company, the Company's ability to meet its obligations and continue its expansion will be impaired. However, on March 1, 1999, Willis Stein & Partners, L.L.C. ("Willis Stein"), the Managing Member of Holdings, issued a letter to PricewaterhouseCoopers, L.P., the Company's auditors, whereby Willis Stein committed to provide sufficient funds to Holdings to enable Holdings to infuse working capital into the Company during 1999 to fund cash flow deficits, if any (the "Willis Stein Letter"). Based on the commitment in the Willis Stein Letter, the Company believes that Holdings will provide this additional funding. In connection with the issuance of the Series A Preferred to Holdings, the Company obtained a fairness opinion from Texada Capital Corporation stating that the purchase price paid for the shares of Series A Preferred purchased on October 18, 1999 and for the shares to be purchased at any Subsequent Closing is fair to the stockholders of the Company, exclusive of Holdings.

     In addition, on October 18, 1999, the Company filed a Plan of Reclassification (the "Plan") with the Corporations Division of the State of Delaware, whereby the Company amended its Certificate of Incorporation to provide that the Company's outstanding Convertible Preferred Stock ("Convertible Preferred"), $.001 par value per share, be reclassified into shares of Series A Preferred. Pursuant to the Plan, the 309,998 shares of Convertible Preferred which were held by Holdings were reclassified on a one-for-one basis into 309,998 shares of Series A Preferred.

     The Series A Preferred is convertible into shares of the Company's common stock par value $.005 per share (the "Common Stock"). The conversion ratio of the Series A Preferred is computed by multiplying the number of shares of Series A Preferred to be converted by the $15.00 per share purchase price and dividing the product by the conversion price of the Series A Preferred (the "Conversion Price") then in effect with respect to such shares. On the date of issuance, the Conversion Price was $4.50, which was a 25% discount from the 30-day average market price of the Common Stock as of the date of issuance of the 153,334 shares of Series A Preferred purchase on October 18, 1999. The Series A Preferred is currently non-voting stock; however, after the effective date of the shareholder approval described in a Schedule 14C Information Statement to be sent to the stockholders of the Company in connection with the ratification and approval of the issuance of the Series A Preferred, Holdings will obtain the right
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to vote its shares of Series A Preferred as if such shares were converted into shares of Common Stock on the date of issuance which is 622,224 shares. The Series A Preferred accrues a cumulative dividend of 12% per annum.

     Immediately prior to the consummation of the transactions under the Amended Purchase Agreement, 14,411,755 shares of the Company's Common Stock were outstanding, of which 11,576,612 shares, which is 80.3% of the outstanding shares of Common Stock, were owned directly by Holdings. As of October 18, 1999, if Holdings were to (i) convert all of the shares of Series A Preferred it owns (including those shares purchased on August 31, 1999, October 8, 1999 and October 18, 1999), (ii) convert the 309,998 shares of reclassified Series A Preferred it now holds, and (iii) exercise its (a) Class C Warrant issued to Holdings on October 5, 1998 and (b) Class C Warrant issued to Holdings on April 25, 1997, Holdings would own 17,490,328 shares of the Common Stock, or 86.1% of the Company's outstanding shares of Common Stock. The foregoing does not take into account additional shares issuable to Holdings pursuant to certain Equity Protection Agreements dated April 25, 1997. In addition to the above shares, if Holdings were to purchase all of the shares of Series A Preferred available under the Amended Purchase Agreement and subsequently convert all of the shares of Series A Preferred it would then own (excluding the shares subject to issuance in connection with the CIBC Guaranties), it would own 19,534,771 shares of the Common Stock, or 87.3% of the Company's outstanding shares of Common Stock.

         $12,000,000 LaSalle Bank Loan
         -----------------------------

     Pursuant to that certain Credit Agreement dated as of July 26, 1999 (the "Credit Agreement"), the Company obtained a $12,000,000 revolving loan from LaSalle Bank National Association ("LaSalle") for working capital purposes (the "Credit Facility"). On August 31, 1999, the Company and LaSalle amended the Credit Agreement (the "First Amendment") in connection with a loan from CIBC to Armed Forces.

     Due to recent changes in the financial forecasts of the Company, LaSalle and the Company amended the Credit Agreement a second time on October 18, 1999 (the "Second Amendment"). The Second Amendment reduced the performance requirements of the financial covenants of the Company. The Second Amendment requires the Company to obtain equity investments on a dollar-for-dollar basis for every dollar borrowed under the Credit Facility and the Amended Purchase Agreement provides for Holdings to make such equity investments in the Company. Hence, upon the recent $2,800,000 equity investments in the Company by Holdings, the Company was able to borrow $2,800,000 under the Credit Facility on October 21, 1999.

Item 7.  Financial Statements And Exhibits.
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Exhibit No.      Description of Exhibit
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    5.1        Amended and Restated Purchase Agreement dated October 18, 1999 by and between College Television Network, Inc. and U-C Holdings, L.L.C.
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    5.2        Guaranty dated as of August 31, 1999 from Willis Stein & Partners
               II, L.P. and Willis Stein & Partners Dutch, L.P. in favor of Canadian Imperial Bank of Commerce (incorporated by reference to
               Exhibit 5.9 to the Form 8-K filed on September 15, 1999).

    5.3        Fairness Opinion of Texada Capital Corporation dated October 18,
               1999.

    5.4 Second Amendment to the Credit Agreement by and between College Television Network, Inc. and LaSalle Bank National Association dated October 18, 1999.

    99.1       Safe Harbor Compliance Statement for Forward-Looking Statements.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


October 27, 1999                        COLLEGE TELEVISION NETWORK, INC.



                                        By:  /s/ Jason Elkin
                                            ----------------------------
                                            Jason Elkin
                                            Chairman of the Board and
                                            Chief Executive Officer